Exhibit 23.1

Tel: +31 (0)30 284 98 00 Fax: +31 (0)30 284 98 01 info@bdo.nl www.bdo.nl	BDO Audit & Assurance B.V. Postbus 4053, 3502 HB Utrecht Winthontlaan 2, 3526 KV Utrecht Nederland

Accountants’ Consents -Form 8-K

Consent of Independent Auditors

CECO Environmental Corp.

Cincinnati, Ohio

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-130294 and 333-183275 on Form S-3 and Registration Statements Nos. 333-33270, 333-143527, and 333-159948 on Forms S-8 of CECO Environmental Corp. of our report dated April 26, 2013, relating to the consolidated and company financial statements of ATA Beheer B.V., Nunspeet, which appear in the Current Report on Form 8-K of CECO Environmental Corp.

BDO Audit & Assurance B.V.

Nunspeet

May 7, 2013

R-221 (4/11)

Statutair gevestigd te Eindhoven en ingeschreven in het handelsregister onder nummer 17171186.

BDO Audit & Assurance B.V. is lid van BDO International Ltd, een rechtspersoon naar Engels recht met beperkte aansprakelijkheid, en maakt deel uit van het wereldwijde netwerk van juridisch zelfstandige organisaties die onder de naam “BDO” optreden.